UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 30, 2007 (January 24, 2007)
Baker Hughes Incorporated
(Exact name of registrant as specified in charter)

Delaware (State of Incorporation)	1-9397 (Commission File No.)	76-0207995 (I.R.S. Employer Identification No.)

3900 Essex Lane, Houston, Texas (Address of Principal Executive Offices)	77027 (Zip Code)
Registrant’s telephone number, including area code: (713) 439-8600

(former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On January 25, 2007, the Board of Directors appointed Alan R. Crain, Jr., 55, as Senior Vice President and General Counsel effective immediately. Mr. Crain served as Vice President and General Counsel of the Company since 2000.
On January 24, 2007, the Compensation Committee of the Board of Directors approved a restricted stock award of 15,000 shares of the Company’s Common Stock be awarded under the 2002 Director & Officer Long-Term Incentive Plan to Alan R. Crain, Jr. subject to vesting requirements (the “Award”). Pursuant to the terms and conditions of the Award, 10,000 shares will vest on January 24, 2009 and the remaining 5,000 shares will vest on January 24, 2010. Mr. Crain will earn dividends on the 15,000 shares prior to vesting. The foregoing description of the Award does not purport to be complete and is qualified in their entirety by reference to the applicable Agreement and Award which will be filed as an exhibit to the Company’s Form 10-K for the fiscal year ended December 31, 2006.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAKER HUGHES INCORPORATED
Dated: January 30, 2007	By:	/s/ Sandra E. Alford
Sandra E. Alford
Corporate Secretary

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